UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2004

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway, Suite 1800 Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 784-7777

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

On February 2, 2004, the underwriters of our previously announced public offering of 10,000,000 shares of common stock exercised in full their over-allotment option to purchase an additional 1,500,000 shares of common stock at $11.15 per share. On February 2, 2004, we closed our public offering of the 11,500,000 shares of common stock. Copies of our press releases regarding these events are attached as Exhibit 99.1 and Exhibit 99.2 to this report.

On January 28, 2004, we filed a prospectus supplement pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the “Commission”) in connection with our public offering of common stock, including the risk factors related to our business and our capital structure being filed as Exhibit 99.3 to this report. Exhibit 99.3 is not intended to update or supersede the information in such prospectus supplement, which contains other risk factors relating to the offering of common stock.

With respect to Exhibit 99.3, unless the context indicates otherwise, all references to “the Company,” “we,” “our,” “ours,” and “us” refer to Pinnacle Entertainment, Inc. and its consolidated subsidiaries. References to the “new credit facility” refer to the new $300 million credit facility we entered into on December 17, 2003, which provides for a six-year $225 million term loan facility, of which $78 million can be drawn on a delayed basis in increments of at least $25 million through September 30, 2004, and a five-year $75 million revolving credit facility. References to the “old credit facility” refer to our previous credit facility with respect to which, upon the closing of the new credit facility, we repaid all outstanding obligations (including accrued interest and commitment fees), totaling approximately $125.4 million, using escrowed proceeds of the old credit facility of approximately $124.1 million, supplemented by approximately $1.3 million of the proceeds of the new credit facility. References to the “December 2003 stock repurchases” refer to our repurchase of 2,008,986 shares of common stock in December 2003 at $10 per share, 1,758,996 shares of which were repurchased from our former chairman, R. D. Hubbard, under an option granted to us under a 2003 settlement agreement. The remaining shares were repurchased from the R.D. and Joan Dale Hubbard Foundation. References to the “City of St. Louis Authorities” refer to both of the City of St. Louis Port Authority and Land Clearance for Redevelopment Authority and the St. Louis Development Corporation, which, at the conclusion of a competitive process on January 15, 2004, selected us to negotiate a development agreement based on our proposal for an approximately $208 million casino and luxury hotel development in downtown St. Louis at Laclede’s Landing.

Cross-references contained in Exhibit 99.3 refer to the indicated sections of the prospectus supplement relating to our offering of common stock. Please refer to the prospectus supplement on file with the Commission for the full text of such sections.

Some statements in Exhibit 99.3 are forward-looking statements. These statements involve risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” and similar expressions are intended to identify forward-looking statements.

Although we believe our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations, and actual results may differ materially from those that might be anticipated from forward-looking statements. Factors that may cause our actual performance to differ materially from that contemplated by forward-looking statements include, among others, those discussed in Exhibit 99.3. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

Exhibit 99.1	Press release regarding exercise of over-allotment option dated February 2, 2004, issued by Pinnacle Entertainment, Inc.

Exhibit 99.2	Press release regarding closing of public offering of common stock dated February 2, 2004, issued by Pinnacle Entertainment, Inc.

Exhibit 99.3	Pinnacle Entertainment, Inc. Risks Related to Our Business and Our Capital Structure dated January 28, 2004.

SIGNATURE

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. (Registrant)

Date: February 6, 2004	By:	/s/ STEPHEN H. CAPP

Stephen H. Capp Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	Press release regarding exercise of over-allotment option dated February 2, 2004, issued by Pinnacle Entertainment, Inc.

Exhibit 99.2	Press release regarding closing of public offering of common stock dated February 2, 2004, issued by Pinnacle Entertainment, Inc.

Exhibit 99.3	Pinnacle Entertainment, Inc. Risks Related to Our Business and Our Capital Structure dated January 28, 2004.

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